Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 10, 2022, relating to the financial statements of Kilroy Realty, L.P. and the effectiveness of Kilroy Realty, L.P.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Kilroy Realty, L.P. for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
September 15, 2022